UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported): December 29, 2005

Natus Medical Incorporated

(Exact name of registrant as specified in its charter)

000-33001

(Commission File Number)

Delaware	77-0154833
(State or other jurisdiction of Incorporation)	(I.R.S. Employer Identification No.)

1501 Industrial Road

San Carlos, CA 94070

(Address of principal executive offices)

650-802-0400

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

Amended and Restated 2000 Stock Awards Plan

On December 29, 2005, the Board of Directors of the Company approved certain amendments to the Amended and Restated 2000 Stock Awards Plan (the “Restated Plan”) to provide in Section 4 of the Plan for automatic adjustment, when possible, of any provision of an award that would bring that award under Section 409A of the Internal Revenue Code of 1986, as amended. If modification is not possible, the amendment to the Plan then permits rescinding the award or striking the offending provision. The amendment to the Plan takes effect upon approval by the Board and does not require stockholder approval. The Restated Plan is attached as Exhibit 10.1 to this Report and is incorporated by reference herein.

2000 Employee Stock Purchase Plan

On December 29, 2005, the Board of Directors of the Company approved certain amendments to the 2000 Employee Stock Purchase Plan to (i) terminate ongoing Offerings as of December 31, 2005, (ii) provide for future Offerings to commence on January 1, 2006 (ending on April 30, 2006), and each November 1 and May 1 (respectively ending on each April 30 and October 31) thereafter until further amended, and (iii) further provide that the purchase price for Offerings commencing after December 31, 2005, shall be 85% of fair market value on the date of purchase rather than 85% of the lower of fair market value on the first date of the Offering and the last date of the Offering. These amendments take effect upon approval by the Board and do not require stockholder approval. The Purchase Plan is attached as Exhibit 10.2 to this Report and is incorporated by reference herein.

Item 9.01. Financial Statements and Exhibits.

(c) Exhibits. The following exhibits are filed herewith:

Exhibit No.	Description
10.1	Amended and Restated 2000 Stock Awards Plan

10.2	2000 Employee Stock Purchase Plan

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NATUS MEDICAL INCORPORATED
(Registrant)

Dated: January 4, 2006	By:	/s/ Steven J. Murphy
Steven J. Murphy
Vice President Finance